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                                                                     Exhibit 4.1

                            CERTIFICATE OF AMENDMENT

                                       OF

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                 ANADIGICS, INC.

                                    * * * * *

                  ANADIGICS, INC. (the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

                  1. That the Board of Directors of the Company by a unanimous written consent dated April 2, 1997 adopted resolutions proposing and declaring advisable the following amendments to the Amended and Restated Certificate of Incorporation of the Company:

                  RESOLVED, that the Board of Directors of the Company hereby proposes and declares it advisable that the first paragraph of Article IV of the Amended and Restated Certificate of Incorporation of Anadigics, Inc. be amended to increase the number of authorized shares of common stock, par value $.01, from 34,000,000 to 68,000,000 shares and that total shares of capital stock of the Company be increased from 40,000,000 to 74,000,000 authorized shares; and be it further

                  RESOLVED, that the Board of Directors of the Company hereby proposes and declares it advisable that the Amended and Restated Certificate of Incorporation of Anadigics, Inc. also be amended to add a new Article VII to the Amended and Restated Certificate of Incorporation which will read as follows:

                                  "ARTICLE VII

                              AMENDMENTS OF BY-LAWS

                  In furtherance and not in limitation of the powers conferred by statute, and except as otherwise provided herein or in the By-laws of the Corporation, the Board of Directors is expressly authorized to make, alter or repeal the By-laws of the Corporation"; and be it further
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                  RESOLVED, that the Board of Directors hereby directs that each of the amendments to the Amended and Restated Certificate of Incorporation proposed herein shall be presented for approval to the stockholders at the next annual meeting of stockholders; and be it further

                  RESOLVED, that the Board of Directors hereby recommends to the stockholders of the Company that the Amended and Restated Certificate of Incorporation be amended as described in each of the amendments proposed herein; and be it further

                  RESOLVED, that the officers of the Company are hereby authorized and directed to take such action as is necessary or appropriate to implement these resolutions, including the filing of a Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Secretary of the State of the State of Delaware upon approval by the stockholders.

                  2. The following amendments to the Restated Certificate of Incorporation of the Company, adopted under the authority of the foregoing resolutions, shall become effective immediately upon the filing of this Certificate of Amendment:

                  (a) The first paragraph of Article IV of the Restated Certificate of Incorporation of the Company is hereby amended to read in its entirety as follows:

                  "The Corporation shall be authorized to issue 74,000,000 shares of all classes of capital stock, consisting of (i) 68,000,000 shares of common stock, par value $.01 per share ("Common Stock"), (ii) 1,000,000 shares of non-voting common stock, par value $.01 per share ("Non-Voting Common Stock"; together with the Common Stock "Common Shares"), and (iii) 5,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock")."

                  (b) A new Article VII is hereby added to the Amended and Restated Certificate of Incorporation after Article VI, Amendments, which reads in its entirety as follows:

                                  "ARTICLE VII

                              AMENDMENTS OF BY-LAWS

                  In furtherance and not in limitation of the powers conferred by statute, and except as otherwise provided herein or in the By-laws of the Corporation, the Board of Directors is expressly authorized to make, alter or repeal the By-laws of the Corporation."


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                  3. That at the annual meeting of stockholders of the Company held on May 29, 1997, which meeting was called in accordance with the By-laws of the Company and the relevant provisions of the General Corporation Law of the State of Delaware, the holders of a majority of the Company's outstanding Common Stock voted in favor of each of the aforementioned amendments in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  4. The aforementioned amendments were duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, said ANADIGICS, INC. has caused this Certificate of Amendment to be signed by John F. Lyons, its Senior Vice President, and attested by George Gilbert, its Secretary, this 29th day of May, 1997.

                                            ANADIGICS, INC.


                                            By: /s/ JOHN F. LYONS
                                                ---------------------------
                                                Name:  John F. Lyons
                                                Title: Senior Vice
                                                       President

Attest:


By: /s/ GEORGE GILBERT
    ----------------------------
    Name:  George Gilbert
    Title: Secretary

[Seal]